Exhibit 23.2

ALAN R. SWIFT, CPA, P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Motivating the Masses, Inc. on Form S-1, Amendment #4, of our report dated February 28, 2013, relating to the financial statements of Motivating the Masses, Inc., as of December 31, 2012 and 2011, and for the twoyear period ending December 31, 2012.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Alan R. Swift, CPA, P.A.

Alan R. Swift, CPA, P.A.

Certified Public Accountants and Consultants

Palm Beach Gardens, Florida

August 1, 2013

800 VILLAGE SQUARE CROSSING, SUITE 118, PALM BEACH GARDENS, FL 33410

PHONE (561) 656-0818 FAX (561) 658-0245

www.aswiftcpa.com